 Exhibit (a)(1)(I)
Hellman & Friedman Completes Tender Offer for Outstanding Shares of At Home
PLANO, Texas — July 23, 2021 — Funds affiliated with Hellman & Friedman (“H&F”), a premier global private equity firm, today announced that Ambience Merger Sub Inc. (the “Purchaser”), an entity affiliated with H&F, has successfully completed its cash tender offer to purchase all of the outstanding shares of common stock of At Home Group Inc. (“At Home”) (NYSE: Home).
The tender offer expired at 5:00 p.m. (New York City time) on July 22, 2021. As of the final expiration of the tender offer, 39,002,798 shares had been validly tendered and not validly withdrawn from the tender offer, representing approximately 59.3% of the aggregate voting power of At Home’s outstanding shares of common stock. All such shares have been accepted for payment in accordance with the terms of the tender offer, and the Purchaser expects to promptly pay for such shares.
As a result of its acceptance of the At Home shares tendered in the tender offer, the Purchaser has acquired a sufficient number of At Home shares to consummate the second-step merger in which any remaining shares of At Home common stock will be converted into the right to receive an amount in cash equal to $37.00 per share, which is equal to the per share price paid in the tender offer, without interest and less any required withholding taxes. H&F expects to consummate the merger today. Upon completion of the merger, At Home will become a privately held company controlled by H&F, and At Home’s common stock will cease trading on the New York Stock Exchange.
About At Home
At Home (NYSE: HOME), the home décor superstore, offers over 50,000 on-trend home products to fit any budget or style, from furniture, mirrors, rugs, art and housewares to tabletop, patio and seasonal decor. At Home is headquartered in Plano, Texas, and currently operates 230 stores in 40 states. For more information, please visit us online at investor.athome.com.
About Hellman & Friedman
Hellman & Friedman is a preeminent global private equity firm with a distinctive investment approach focused on large-scale equity investments in high quality growth businesses. H&F seeks to partner with world-class management teams where its deep sector expertise, long-term orientation and collaborative partnership approach enable companies to flourish. H&F targets outstanding businesses in select sectors including software & technology, financial services, healthcare, consumer & retail, and other business services. The firm is currently investing its tenth fund, with over $24 billion of committed capital, and has over $80 billion in assets under management and committed capital. Learn more about H&F’s defining investment philosophy and approach to sustainable outcomes at www.hf.com.
Additional Information and Where to Find It
This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company. The tender offer for all of the outstanding shares of At Home Group Inc. (the “Company”) by Ambience Merger Sub, Inc. (“Merger Sub”) has been commenced pursuant to a Tender Offer Statement on Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) filed by Merger Sub with the Securities and Exchange Commission (the “SEC”). In addition, the Company has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The offer to purchase shares of At Home common stock is only being made to the At Home stockholders pursuant to the Offer to Purchase, a related Letter of Transmittal and other offer materials filed as a part of the Tender Offer Statement on Schedule TO, in each case, as amended from time to time. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Investors may obtain a free copy of both the tender offer materials and the solicitation/recommendation statement (when each become available) and other relevant documents filed by Merger Sub or the Company with the SEC at the SEC’s Web site at http://www.sec.gov. The tender offer materials and the solicitation/recommendation statement filed by Merger Sub and the Company, respectively, with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (http://investor.athome.com/) or by directing a request to: the Company, 1600 East Plano Parkway, Plano, Texas, 75074, Attention: Investor Relations. THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY MERGER SUB OR THE COMPANY WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, MERGER SUB AND THE COMPANY.
Forward-Looking Statements
This document contains forward-looking statements made pursuant to and within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “are confident,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “look ahead,” “look forward,” “may,” “might,” “on track,” “outlook,” “plan,” “potential,” “predict,” “reaffirm,” “seek,” “should,” “trend,” “will,” or “vision,” or the negative thereof or comparable terminology regarding future events or conditions. The forward-looking statements are not historical facts, and are based upon the Company’s current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond its control. There can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved and actual results may differ materially from what is expressed in or indicated by the forward-looking statements.
Forward-looking statements are subject to significant known and unknown risks and uncertainties that may cause actual results, performance or achievements in future periods to differ materially from those assumed, projected or contemplated in the forward-looking statements, including, but not limited to, the following factors: the ongoing global COVID-19 pandemic and related challenges, risks and uncertainties, including historical and potential future measures taken by governmental and regulatory authorities (such as requiring store closures), which have significantly disrupted the Company’s business, employees, customers and global supply chain, and for a period of time, adversely impacted its financial condition (including resulting in goodwill impairment) and financial performance, and which disruption and adverse impacts may continue in the future; the recent and ongoing direct and indirect adverse impacts of the global COVID-19 pandemic to the global economy and retail industry; the eventual timing and duration of economic stabilization and recovery from the COVID-19 pandemic, which depends largely on future developments; general economic conditions in the United States and globally, including consumer confidence and spending, and any changes to current favorable macroeconomic trends of strong home sales, nesting and de-urbanization (which were enhanced and accelerated due to COVID-19, and may not continue upon a successful vaccine rollout in significant numbers that impacts consumer behavior); the Company’s indebtedness and its ability to increase future leverage, as well as limitations on future sources of liquidity, including debt covenant compliance; the Company’s ability to implement its growth strategy of opening new stores, which was suspended for fiscal 2021 (with the exception of stores that were at or near completion) and, while ramping significantly, will be limited in the near term; the Company’s ability to effectively obtain, manage and allocate inventory, and satisfy changing consumer preferences; increasing freight and transportation costs (including the adverse effects of international equipment shortages) and increasing commodity prices; the Company’s reliance on third-party vendors for a significant portion of its merchandise, including supply chain disruption matters and international trade regulations (including tariffs) that have, and may continue to, adversely impact many international vendors; the loss or disruption to operating the Company’s distribution network; significant competition in the fragmented home décor industry, including increasing e-commerce; the implementation and execution of the Company’s At Home 2.0 and omnichannel strategies and related investments; natural disasters and other adverse impacts on regions in the United States where the Company has significant operations; the Company’s success in obtaining favorable lease terms and of its sale-leaseback strategy; the Company’s reliance on the continuing growth and utility of its loyalty program; the Company ability to attract, develop and retain employee talent and to manage labor costs; the disproportionate impact of its seasonal sales activity to its overall results; risks related to the loss or disruption of the Company’s information systems and data and its ability to prevent or mitigate breaches of its information security and the compromise of sensitive and confidential data; the Company’s ability to comply with privacy and other laws and regulations, including those associated with entering new markets; and the significant volatility of the trading price of the Company’s common stock; the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the proposed merger may not be satisfied, such that the proposed merger will not close or that the closing may be delayed; general economic conditions; the proposed merger may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Company; the outcome of any legal proceedings related to the proposed merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. For more details on these and other potential risks and uncertainties, please refer to the proxy statement when filed and the documents that the Company files with the SEC. You are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date hereof or the date otherwise specified herein. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.
Hellman & Friedman Contacts
Investor Relations:
Scott Winter / Arthur Crozier
Innisfree M&A Incorporated
(212) 750-5833
Media:
Winnie Lerner / Andrew Johnson
Finsbury Glover Hering
917.375.5652 / 914.497.5138
Winnie.Lerner@fgh.com / Andrew.Johnson@fgh.com
At Home Contacts
Investor Relations:
Arvind Bhatia, CFA
972.265.1299
ABhatia@AtHome.com
Bethany Johns
972.265.1326
BJohns@AtHome.com
Additional Investors:
Dan Burch
MacKenzie Partners, Inc.
212-929-5748
dburch@mackenziepartners.com
Jeanne Carr
MacKenzie Partners, Inc.
917.648.4478
jcarr@mackenziepartners.com
Media:
Carey Marin
214.914.1157
MediaRelations@AtHome.com

Or
Sharon Stern / Adam Pollack / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
212.355.4449
Home-JF@joelefrank.com